UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 23, 2016, Verisk Analytics, Inc. (the “Company”) announced the appointment of Mark V. Anquillare, the Company’s current Group Executive, Executive Vice President and Chief Financial Officer, to the newly created position of Chief Operating Officer. As Chief Operating Officer Mr. Anquillare will have responsibility for the Company’s insurance business units and its technology and customer experience organizations. The Company also announced the appointment of Eva F. Huston, the Company’s current Senior Vice President, Treasurer and Chief Knowledge Officer, to the position of Chief Financial Officer. Ms. Huston will succeed Mr. Anquillare as Chief Financial Officer and will have responsibility for the Company’s financial strategy, including accounting, tax, treasury, investor relations and financial planning and analysis functions. Both appointments are effective as of June 6, 2016.

Mr. Anquillare, age 50, joined the Company’s Insurance Services Office subsidiary in 1992 as Director of Financial Systems. Mr. Anquillare was promoted to Assistant Vice President in 1994 and to Vice President and Controller in 2000. Mr. Anquillare was promoted to Senior Vice President and Controller in 2005, to Senior Vice President and Chief Financial Officer in 2007 and to Executive Vice President and Chief Financial Officer in 2011. Prior to joining the Company, Mr. Anquillare was employed by the Prudential Insurance Company of America, where he was involved in the life and health business and property and casualty operations.

Ms. Huston, age 45, joined the Company in 2009 as the Head of Investor Relations. Ms. Huston was appointed Treasurer in 2011 and assumed additional operational responsibilities in 2012 and 2013. Ms. Huston brings deep financial expertise and an important understanding of the Company’s business, as during her tenure with the Company Ms. Huston has stewarded the Company’s capital structure, investor relations, and financial planning and analysis functions. Prior to joining the Company, Ms. Huston held the position of Managing Director in telecom, media, and technology investment banking at J.P. Morgan, where she was responsible for the marketing and information services practice.

On May 23, 2016, the Company also announced the appointment of Nana Banerjee and Steven Halliday to the newly created roles of Group President. Dr. Banerjee will oversee the Company’s Argus, Geomni and Verisk Retail businesses. Mr. Halliday will oversee the Company’s Wood Mackenzie, 3E Company and Verisk Maplecroft businesses. These appointments are also effective as of June 6, 2016.

A copy of the press release announcing the appointments of Mr. Anquillare, Ms. Huston, Dr. Banerjee and Mr. Halliday is annexed as Exhibit 99.1. All information in the press release is furnished but not filed.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: May 24, 2016	By:	/s/ Kenneth E. Thompson
	Name:	Kenneth E. Thompson
	Title:	Executive Vice President, General Counsel and Corporate Secretary